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                                 Exhibit 10.1(c)
                                                                   July 26, 1999



To:      Mr. C. E. Bryant, Jr.
         President
         Continental Conveyor and Equipment Company
         Winfield, Alabama

                  and

         Mr. Richard M. Sickinger
         President
         Goodman Conveyor Company
         Belton, South Carolina


Re: Credit Facility and Security Agreement, dated as of August 27, 1993 (the "Loan Agreement"), originally by and among Continental Conveyor & Equipment Co. L.P., Goodman Conveyor Co. L.P. (collectively the "Original Borrowers") and Bank One, NA, successor by merger to Bank One, Cleveland, NA (the "Bank"), as amended from time to time thereafter; the Obligations of the Original Borrowers under said Loan Agreement having been assumed by Continental Conveyor & Equipment Company ("Continental") and Goodman Conveyor Company (collectively with Continental, the "Borrowers"), pursuant to a certain Assumption and Modification Agreement dated March 7, 1997 by and among the Borrowers and the Bank.

Gentlemen:

         The Bank hereby agrees to amend Section 8.1(T) of the Loan Agreement, effective June 30, 1999, to read as follows:

                  "(T) Measured as of the end of each calendar quarter beginning with the quarter ended June 30, 1999, Global's (as defined below) consolidated operating income (which shall be after deduction for any Management Fees but before any deduction for any amounts properly identified as and labeled Restructuring Charges) for the immediately preceding four quarter shall be an amount equal to or greater than the sum of $10,500,000, based upon Global's fiscal quarter-end financial statements prepared in accordance with GAAP and attached to or made a part of Global's SEC 10Q or 10K filings."

         The Bank hereby agrees to amend Section 8.l(Q) of the Loan Agreement, effective June 30, 1999, to read in its entirety as follows:

                  "(Q) Maintain Debt Coverage (as defined herein) of not less than 1.00 to 1.00. "Debt Coverage" as used in this Section 8.1(Q) means, on a combined consolidated basis, the ratio of Borrowers' operating income (which shall be after deduction for any Management Fees) plus depreciation and amortization less Distributions (which for purposes of this Section 8.1(Q) shall include all interest on the Senior Notes and all income taxes paid or payable by the Borrowers or

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Continental Conveyor & Equipment Company and
  Goodman Conveyor Company
July 26, 1999
Page 2 of 2


                  Global (as defined below)) to the amount of all principal and interest paid or payable by the Borrowers to lender plus all Capital Expenditures not funded on a term basis at the date of calculation thereof. Debt Coverage shall be calculated on a fiscal year-to-date basis beginning with the Borrowers' fiscal quarter ended June 30, 1999 and for each of Borrowers' fiscal quarters ending thereafter, based upon each Borrower's fiscal quarter-end financial statements prepared in accordance with GAAP."

                  In consideration for the above convenant changes, the Bank shall require that a fee be paid by the Borrowers in an amount acceptable to the Bank.

                  To confirm the above understanding and agreement of the Borrowers to the amendment of the loan covenant set forth above, please sign one or more copies of this letter on behalf of the Borrowers and return signed copies to my attention.

                                Very truly yours,


                                  BANK ONE, NA

                                  By ____________________
                                     John R. Straka
                                     Vice President


                                  Confirmed and Agreed:


                                  CONTINENTAL CONVEYOR &
                                    EQUIPMENT COMPANY

                                  By ____________________
                                     C. E. Bryant, Jr.
                                     President


                                  GOODMAN CONVEYOR COMPANY

                                  By ____________________
                                     Richard M. Sickinger
                                     President